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                                                               EXHIBIT  10.44

GENERAL DYNAMICS

January 12, 2000

Mr. James E. Turner, Jr.
9119 River Crescent
Suffolk, VA. 23433

Dear Mr. Turner:

This letter will confirm the consulting agreement between General Dynamics Corporation and Mr. James Turner, Jr. as follows:

1.        SERVICES TO BE RENDERED

We retain you to render, and you agree to render to us upon request, your services as an independent contractor providing technical guidance, advice, consultation and assistance in the following areas:

-     Consulting services regarding the Marine Group;
-     Participation in succession planning; and
-     Providing government/customer interface as required.

Such services will be requested from time to time by Nick Chabraja, Chairman and CEO, John Welch, Senior Vice President, or W. Pete Wylie, Vice President, or their designee.

2.        PLACE OF WORK

You shall render services hereunder at such times and at such place or places as are mutually agreeable. You shall provide all needed supplies and equipment.

3.        TERM OF AGREEMENT

This agreement shall be effective as of March 13, 2000 and shall terminate on March 12, 2001, provided that either party may terminate this agreement, in whole or in part, at an earlier date by giving the other party at least 30 days prior written notice thereof. Your obligations pursuant to paragraph 6 shall survive any termination of this agreement.





3190 Fairview Park Drive
Falls Church, VA 22042-4523
Tel 703 876 3000
Fax 703 876 3125         General Dynamics Private Information


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January 12, 2000
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4.        FEE AND EXPENSES

In accordance with the agreement, we shall pay you a compensation of $3,250 per day for the services you render hereunder, with a guarantee of $100,000 for the term of this agreement.

We shall also reimburse you for all reasonable travel expenses actually and necessarily incurred by you on our behalf in the rendering of services hereunder. First class travel is authorized. In addition, you will be reimbursed for out-of-pocket expenses only as they are directly and necessarily incurred on behalf of General Dynamics. All expenses will be approved by Nick Chabraja, John Welch, W. Pete Wylie (as appropriate) or their designee..

You shall submit to us at the end of each month in which you render services hereunder an invoice showing dates of service, the nature and scope of services provided, and a breakdown of expenses for travel, transportation and out-of-pocket expenses. Expense receipts of over $75 are required to be submitted with the invoice. All payments of fees and expenses hereunder shall be made only on the written approval of Nick Chabraja, John Welch, W. Pete Wylie (as appropriate) or their designee.

5.        SERVICES FOR OTHERS

During the term of this agreement or any extension thereof, you may render services to others as an employee or a consultant, provided that without the express, written permission of General Dynamics you may not serve any business or organization or engage in any business on your own behalf which sponsors, produces or sells goods or services which compete or conflict with ours. You agree to provide General Dynamics with a full and complete list of your current clients and the names of your principal contacts with your clients and to notify General Dynamics, in writing, whenever you add new clients, delete clients, or change principal contact with your clients. General Dynamics may terminate this agreement immediately in the event of any breach by you of this covenant.

6.        CONFIDENTIAL NATURE OF WORK

You will not, during or after the term of this agreement, divulge, without General Dynamics approval, any information or knowledge relating (i) to any project on which we shall have worked or shall be working, or (ii) to our business or to that of our subsidiaries or suppliers, which you shall have obtained during the term of this agreement and which shall not be generally known or recognized.


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January 12, 2000
Page 3


7.        ACTIVITY REPORTS

On a monthly basis, if any activity was expended, you shall submit written reports to either Nick Chabraja, John Welch, or W. Pete Wylie (as appropriate), making full disclosure of all services performed pursuant to this agreement and the results thereof. This shall normally include a written statement of the nature and scope of the service and an invoice for services rendered. You shall from time to time at our request and, in any event, upon termination of this agreement, deliver to us all working papers, plant or engineering data, and other documents and materials that have been prepared or developed by you or made available to you in connection with your performance of services under this agreement.

8.        NATURE OF RELATIONSHIP

It is understood that in performing any services pursuant to this agreement, you are acting as an independent contractor and not as an employee, agent or representative of ours. You will be responsible for reporting and paying any federal and state taxes owing on the consulting income received.

In the performance of your responsibilities as a consultant under this contract, we expect you to exercise reasonable care. We agree, however, that you will not be responsible to us for the heightened care expected of a professional which might otherwise be covered by professional liability insurance.

You shall not act as our agent or enter into any agreements or incur any obligations on our behalf, or commit us in any other manner, without our prior written consent.

You shall indemnify and hold us harmless from any liability, loss or damage whatsoever for injuries (including death) to you or any of your assistants, representatives and employees rising out of performance under this agreement or otherwise.

You have been provided a copy of the General Dynamics Standards of Business Ethics and Conduct. You have also been provided with copies of the General Dynamics policies and procedures relating to accounting and expense reporting and travel. You agree to conduct your performance under this consultant agreement in accordance with these Standards and policies. In accordance with DoD policy, you understand that you will be subject to random testing for substance abuse at any time while on General Dynamics premises.

You understand that Federal law places restrictions on obtaining and handling competition sensitive, proprietary and source selection information and you agree to comply with it.

Prior to accepting this engagement, you have disclosed any potential organizational conflict of interest and have determined that your performance under this agreement would not provide the Company with an unfair competitive advantage. Further, should you discover subsequent to the execution of this agreement that a conflict of interest or unfair competition advantage situation exists, you agree to promptly disclose to the Company the facts relating to the situation.


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January 12, 2000
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The Federal Government has placed restrictions on the allowability of costs incurred in certain lobbying and consulting activities. These restrictions apply to you and are found in the "Byrd Amendment" (31 U.S.C. 1352) and place restrictions on the allowability of certain costs incurred while lobbying Congress or contacting executive agencies in connection with Federal contracts.

This consultant agreement may be terminated by General Dynamics in the event of any breach by you of Federal law or the General Dynamics policies covered in this paragraph.

9.        SECURITY

You shall abide by all applicable security laws and regulations of the United States of America and our organization and shall take or refrain from taking any action which may be required for compliance therewith.

It is understood that a security clearance up to the level of Secret may be required to perform services requested under this agreement. You will be contacted by our Security Department concerning the execution of a "Consultant Security Certification" and further guided in submitting appropriate government clearance forms to the Defense Investigative Service Clearance Office.

10.       SUCCESSORS

This agreement shall inure to the benefit of and be binding upon (a) our successors and assigns and (b) your heirs, executors and administrators.


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January 12, 2000
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11.       ENTIRE AGREEMENT

This instrument contains the entire agreement between the parties with respect to the consulting services to be rendered by you to us, and supersedes all prior agreements, arrangements, and or understandings between the parties regarding the subject matter hereof.

If the foregoing clearly sets forth our understanding, will you please sign and return to us the enclosed duplicate copy of this letter, which shall thereupon constitute an agreement between us.

                                     Very truly yours,

                                     GENERAL DYNAMICS CORPORATION

                                     \s\ W. P. Wylie
                                     W. P.  Wylie
                                     Vice President, Human Resources &
                                     Administration



                                     \s\ D. A. Savner
                                     D. A. Savner
                                     Sr. Vice President and General Counsel

CONSULTANT APPROVAL:


Confirmed and accepted as of January 14, 2000 by:


        /s/ James E. Turner, Jr.                         ###-##-####
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James E. Turner, Jr.                          Social Security Number or
                                              Employer Identification Number